Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CYANOGEN INC.”, CHANGING ITS NAME FROM “CYANOGEN INC.” TO “CYNGN INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2017, AT 2:26 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5278712 8100	Authentication: 202507641
SR# 20173210539	Date: 05-09-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

SECOND CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CYANOGEN INC.

Cyanogen Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1. The Corporation was originally incorporated pursuant to the General Corporation Law on February 1, 2013 under the name Cyanogen Inc.

2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 2013, a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 22, 2013, a Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 22, 2014, a Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 12, 2015, and an Amendment to Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 27, 2015.

3. The Board of Directors of the Corporation duly adopted the following resolution to change the name of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law:

RESOLVED, that the Board has determined that it appropriate and in the best interests of the Corporation and its stockholders to change the name of the Corporation and to amend Article FIRST of the Fourth Amended and Restated Certificate of Incorporation of the Corporation to read as follows:

“FIRST: The name of the Corporation is: CYNGN Inc. (the “Corporation’’).”

4. This Second Certificate of Amendment was approved and adopted by the necessary number of shares required pursuant to Section 242(b) of the General Corporation Law and the terms of the Fourth Amended and Restated Certificate of Incorporation of the Corporation (as amended by the Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation).

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:26 PM 05/08/2017
FILED 02:26 PM 05/08/2017
SR 20173210539 – File Number 5278712

IN WITNESS WHEREOF, this Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this May 5, 2017.

By:	/s/ Lior Tal
Lior Tal
Chief Executive Officer

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